UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported):  June 16, 2011

MESA ENERGY HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-53972	98-0506246
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5220 Spring Valley Road, Suite 525, Dallas, Texas 75254
(Address of principal executive offices)

Registrant’s telephone number, including area code: (972) 490-9595

Copy of correspondence to:

Marc J. Ross, Esq.
James M. Turner, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Tel:  (212) 930-9700   Fax:  (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 3.02 Unregistered Sales of Equity Securities.

On June 16, 2011, Mesa Energy Holdings, Inc. (the “Company”) entered into an Exchange Agreement with Whalehaven Capital Fund Ltd. (“Whalehaven”), pursuant to which Whalehaven exchanged promissory notes in the principal face amount of $40,000 and accrued interest of $1,019.18 for $41,019.18 of convertible debentures (the “Debentures”).  Whalehaven has the right to convert all or a portion of the principal amount of the Debentures into shares of common stock of the Company (“Common Stock”) at a conversion price of $.125 per share (the “Conversion Price”).  The Debentures accrue interest at the rate of 6% per annum and mature on July 31, 2013.  The interest is payable in cash or shares of Common Stock at the Conversion Price, at the option of the Company.  Whalehaven’s right and obligation to convert the Debentures and receive Common Stock is restricted such that Whalehaven’s beneficial ownership shall not exceed 4.99% of the then issued and outstanding shares of the Company’s Common Stock.

Item 9.01    Financial Statements and Exhibits.

(d)           Exhibits.

10.01	Exchange Agreement, dated as of June 16, 2011, by and between Mesa Energy Holdings, Inc. and Whalehaven Capital Fund Ltd.
10.02	Form of Convertible Debenture issued June 16, 2011 to Whalehaven Capital Fund Ltd.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MESA ENERGY HOLDINGS, INC.

Dated: July 7, 2011	BY:	/s/ RANDY M. GRIFFIN
Randy M. Griffin Chief Executive Officer